FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

         FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT ("Agreement"), dated as of August ___,2001, by and between TRAILER BRIDGE, INC. ("Borrower') and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("Lender").

                                  WITNESSETH:

          WHEREAS, Lender and Borrower have entered into certain financing arrangements pursuant to the Loan and Security Agreement, dated as of December 27, 2000, by and between General Electric Capital Corporation, as Lender, and Borrower (and as amended hereby, and as the same may have heretofore been or may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement"); and

         WHEREAS, Borrower has requested that Lender consent to the Unencumbered Equipment Financing (as defined below), consent to sale/leaseback transaction proposed for Borrower's Designated Headquarters Facility and that Lender agree to consider as Eligible Accounts certain accounts which are deemed ineligible under the Loan Agreement; and

         WHEREAS, Borrower has requested that Lender agree to certain amendments to the Loan Documents in connection therewith; and

         WHEREAS, Borrower has requested that Lender waive Borrower's failure to comply with certain financial covenants under the Loan Agreement and modify and restate certain financial covenants under the Loan Agreement: and

          WHEREAS, Lender is, subject to the terms and conditions contained herein, willing to agree to such waiver and amendments; and

         WHEREAS, by this Agreement, Lender and Borrower desire and intend to evidence such waiver, amendments and consents.

         NOW, THEREFORE, in consideration of the foregoing, and the respective agreements, warranties and covenants contained herein, the parties hereto agree, covenant and warrant as follows:

SECTION 1.    DEFINITIONS

        1.1 Interpretation. All capitalized terms used herein (including the recitals hereto) shall have the respective meanings assigned thereto in the Loan Agreement unless otherwise defined herein.

        1.2 Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below:

              (a) "Designated Equipment" shall mean the 138 International Tractors and 435 Aluminum Van Trailers more particularly set forth on Schedule A annexed hereto, together with all replacements and substitutions thereof and additions thereto.

              (b) "Designated Equipment Financing" shall mean the proposed financing by Borrower of the Designated Equipment.

              (c) "Designated Equipment Lender" shall mean the lender providing Designated Equipment Financing.

              (d) "Designated Headquarters Facility" shall mean the Borrower's headquarters and truck facility and surrounding land in Jacksonville, Florida.

        (e) "Eligible Accrued Receivables" shall mean any amounts payable to Borrower, which are not the subject of a written invoice, in connection with services performed and deemed fully earned by the Borrower in accordance with Freight Tariff No. 200 issued by Transportation Services Incorporated, and which Account is, but for its failure to satisfy the requirements of subsection (e) of the definition of "Eligible Accounts", otherwise an Eligible Account.

SECTION 2.    ACKNOWLEDGMENT

        2.1 Acknowledgment of Obligations. Borrower hereby acknowledges, confirms and agrees that as of the close of business on August 2, 2001, Borrower is indebted to Lender in respect of the Revolving Credit Loans in the principal amount of $6,973,567.01, and the Term Loan in the amount of $11,142,857.16. All such Loans, together with interest accrued and accruing thereon, and fees, costs, expenses and other charges now or hereafter payable by Borrower to Lender, are unconditionally owing by Borrower to Lender, without offset, defense or counterclaim of any kind, nature or description whatsoever.

        2.2 Acknowledgment of Security Interests. Borrower and each Credit party hereby acknowledge, confirm and agree that Lender has and shall continue to have valid, enforceable and perfected liens upon and security interests in the Collateral heretofore granted to Lender pursuant to the Loan Documents or otherwise granted to or held by Lender.

        2.3 Binding Effect of Documents. Each Credit party hereby acknow-ledges, confirms and agrees that: (a) each of the Loan Documents to which it is a party has been duly executed and delivered to Lender by such Credit Party, and each is in full force and effect as of the date hereof, (b) the agreements and obligations of such Credit Party contained in such documents and in this Agreement constitute the legal, valid and binding Obligations of such Credit Party, enforceable against it in accordance with their respective terms, and such Credit Party has no valid defense to the enforcement of such Obligations, and (c) Lender is and shall be entitled to the rights, remedies and benefits provided for in the Loan Documents and applicable law.



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


SECTION 3.    CONSENT AND WAIVER

        3.1 Consent to the Unencumbered Equipment Financing. Notwithstanding any prohibition contained in the Loan Agreement, and subject to the terms and conditions contained herein, Lender hereby agrees to consent to the Designated Equipment Financing, provided that:

              (a) Lender receives not less than two (2) business days notice of the Designated Equipment Financing;

              (b) from the initial proceeds of the Designated Equipment Financing, Lender receives the amount of $575,000; which amount shall be applied against the unpaid principal balance of the Term Loan in the inverse order of maturity thereof. In addition, upon the closing of the Designated Equipment Financing, Borrower shall establish a reserve against Borrowing Availability in the amount of $425,000 (the "DE Reserve"), which DEF Reserve shall be in addition to any other reserves established by Lender pursuant to the Loan Agreement. If Borrower delivers to Lender a compliance certificate evidencing Borrower's compliance with all financial covenants for the Fiscal Quarter ending September 30,2001, Lender will release the DEF Reserve to be applied against the balance of the Revolving Credit Loans; and

              (c) the Designated Equipment Lender enters into an agreement with Lender on terms satisfactory to Lender providing, inter alia, (i) that the Designated Equipment Lender will provide notice to Lender of any default by Borrower, and (ii) that following the default by Borrower, the Designated Equipment Lender will deliver to Lender, to a place mutually acceptable to Lender and the Designated Equipment Lender, and at Lender's cost and expense, all Collateral of Lender which is attached to, contained in or in any other way connected with or located upon, the Designated Equipment.

        3.2 Consent to the Sale/Leaseback of Designated Headquarters Facility. Notwithstanding any prohibition contained in the Loan Agreement, Lender hereby agrees to consent to the Borrower entering into a sale/leaseback agreement with respect to the Designated Headquarters Facility so long as, after giving effect thereto, no Event of Default exists or would exist.

        3.3 Waiver. With regard to the failure of Borrower to comply with certain of the financial covenants set forth in the Loan Agreement as of June 30,2001, Lender hereby waives the noncompliance by the Borrower with the provisions of said covenants solely for the Borrower's Fiscal Quarter ending June 30, 2001, provided that. nothing contained herein shall be construed to limit, impair or otherwise affect Lender's right to declare a default with respect to any future noncompliance with the above referenced covenant or any other covenant contained in the Loan Agreement, or any other terms and provisions of the Loan Agreement or any Loan Documents;

        3.4 Reservation of Rights. Other than as expressly stated in this Agreement, Lender reserves the right, in its discretion, to exercise any or all of its rights and remedies under the Loan Agreement and the other Loan Documents as a result of any Events of Default which may be continuing on the date hereof or any Event of Default which may occur after the date hereof, and Lender has not waived any of such rights or remedies, and nothing in this Agreement, and no delay on their part in exercising any such rights or remedies, should be construed as a waiver of any such rights or remedies.

        3.5 No Other Consent; No Waiver. Other than as expressly stated in this Agreement, Lender has not waived and is not by this Amendment waiving any Event of Default, which may have occurred prior to the date hereof or may be continuing on the date hereof, or any Event of Default which may occur after the date hereof and Lender reserves the right, in its discretion, to exercise any or all of its rights and remedies arising under the terms of the Loan Documents as a result of any such other Event of Default which may have occurred prior to the date hereof or may be continuing on the date hereof, or any Event of Default which may occur after the date hereof.

SECTION 4.    AMENDMENTS.

        4.1   Business Consultant.

              (a) Borrower covenants and agrees that, on or prior to August 21,2001, Borrower shall enter into an agreement to retain a consultant selected by Borrower from a list of consultants acceptable to Borrower and Lender. Borrower shall fully cooperate with the consultant so retained and shall authorize the consultant to provide such information and reports from time to time with respect to Borrower and its financial condition, business, assets, liabilities and prospects, as Lender shall from time to time request. All fees and expenses of the consultant or shall be solely the responsibility of Borrower and in no event shall Lender have any liability or responsibility for the payment of any such fees or expenses, nor shall Lender have any obligation or liability to Borrower or any other person by reason of any acts or omissions of the consultant.

              (b) Borrower acknowledges, confirms and agrees that the failure to retain the consultant by August 21, 200 1 shall constitute an Event of Default.

        4.2 Term Loan Amortization. Upon the consummation of the Designated Equipment Financing, if the amortization schedule with respect to the Designated Equipment Financing requires quarterly payments, then the Amortization Schedule set forth in the Term Loan shall remain unchanged. If, however, the amortization schedule with respect to the Designated Equipment Financing requires monthly payments, then the Amortization Schedule set forth on Schedule G~ 1 to the Term Note shall be amended and restated in its entirety as follows: "The Term Loan shall amortize in equal monthly principal installments of $150,000 payable on the first day of each month commencing on November 1, 2001, with a Balloon Payment of the remaining outstanding balance of the Commitment Termination Date."

        4.3 Eligible Accrued Receivables. Borrower has requested that Lender continue to make Advances on the Eligible Accrued Receivables, which Lender has consented to do, subject to the following terms and conditions:

              (a) Lender will advance 75% of the value of the Eligible Accrued Receivables.



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


              (b) All Advances made on the Eligible Accrued Receivables shall bear interest at the rate of the Index Rate plus 6%.

              (c) The maximum amount which Lender will advance on the Eligible Accrued Receivables shall be $1,000,000; provided, however. Borrower hereby acknowledges, confirms and agrees that after January 1,2002, Lender has the absolute right, in its sole discretion and at any time, to discontinue making Advances on the Eligible Accrued Receivables. So long as no Event of Default exists, Lender agrees to provide Borrower with five (5) days notice of its intent to discontinue making Advances against Eligible Accrued Receivables. Upon such discontinuance, Borrower shall have no right to request, and Lender shall have no obligation to make, any Advances against Eligible Accrued Receivables and the terms and provisions of this Section 4.3 shall be of no further force and effect.

        4.4 Mandatory Prepayment of Term Loan. Borrower hereby acknowledges, confirms and agrees that Lender has the right to perform, at Lender's discretion and at Borrower's expense, desktop appraisals of the Collateral. In the event the principal amount outstanding under the Term Loan exceeds 75% of the net orderly liquidation value of the Collateral based on any such appraisal (the "Term Loan Excess"), Borrower shall make an principal prepayment on the Term Loan equal to the Term Loan Excess in the inverse order of maturity thereof within thirty (30) days of Lender's notification to Borrower of the existence of a Term Loan Excess.

        4.5 Interest. Notwithstanding anything to the contrary contained in the Loan Agreement, the Revolving Credit Rate, Term Loan Rate and Capex Loan Rate shall each be increased by .5% over the then applicable rate; provided, however, that if Borrower is in compliance with all financial covenants on December 31, 200 1, the Revolving Credit Rate, Term Loan Rate and Capex Loan Rate shall each be decreased by .25% over the then applicable rate and if Borrower is in compliance with all financial covenants on March 31,2002, the Revolving Credit Rate, Term Loan Rate and Capex Loan Rate shall each be decreased by .25% over the then applicable rate.

        4.6   Financial Covenants.

        (i) Section 1 of Schedule G-Financial Covenants shall be amended and restated in its entirety as follows:

        "1.   Fixed Charge Coverage Ratio. For each Fiscal Quarter commencing with the Fiscal Quarter ending September 30,2001, Borrower shall maintain a Fixed Charge Coverage Ratio (measured on a quarterly basis for each of the Fiscal Quarters ending September 30,2001, December 31, 2001, March 31,2002 and June 30, 2002; and commencing with the Fiscal Quarter ending September 30, 2002 and for each Fiscal Quarter there-after, Fixed Charge Coverage Ratio shall be measured on a rolling twelve
        (12) month basis) as of the last day of each such Fiscal Quarter, of not less than the amount set forth below:



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


                                                     Fixed Charge Coverage Ratio
         For the Fiscal Quarter ending                 shall not be less than
         -----------------------------                 ----------------------

         September 30, 2001                                  0.5: 1.00
         December 31, 2001                                   1.0: 1.00
         March 31, 2002                                      1.0: 1.00
         June 30, 2002                                       1.0: 1.00
         September 30, 2002 and thereafter                   1.1: 1.00"


        (ii) The definition of "EBITDA" as defined in Schedule G-Financial Covenants is hereby amended and restated in its entirety as follows:

        "EBITDA" shall mean, for any period, the Net Income (Loss) of Borrower for such period, plus interest expense, income tax expense, amortization expense, depreciation expense, non-cash charges and extraordinary losses, plus Indebtedness incurred during the period which is subordinated to Lender pursuant to a written subordination agreement executed and delivered in favor of Lender, which subordination agreement shall be in form and substance satisfactory to Lender in its discretion, plus for the Fiscal Quarter ending September 30, 2001 only, K Corp. charterhire charges which were incurred during the period, but for which payment has been deferred for a period of not less than one (1) year pursuant to a written agreement between Borrower and K Corp, and minus extraordinary gains and non-cash gains, in each case, of Borrower for such period determined in accordance with GAAP to the extent included in the determination of such Net Income (Loss).

        (iii) Section 2. Minimum Tangible Net Worth. of Schedule G-Financial Covenants is hereby amended and restated in its entirety as follows:

        "2.   Minimum Tangible Net Worth. Borrower shall have, at the end of each Fiscal Quarter, a Tangible Net Worth as of the last day of each Fiscal Quarter of not less than:

                                                         Tangible Net Worth
         For the Fiscal Quarter ending                 shall not be less than
         -----------------------------                 ----------------------
         September 30,2001                                 $20,500,000
         December 31,2001                                  $20,800,000
         March 31, 2002                                    $21,100,000
         June 30, 2002                                     $21,400,000
         September 30, 2002                                $21,900,000
         December 31,2002                                  $22,900,000
         March 31,2003                                     $23,400,000
         June 30,2003                                      $23,900,000
         September 30, 2003 and thereafter                 $24,400,000"



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


SECTION 5. REPRESENTATIONS, WARRANTIES AND COVENANTS

        Each Credit Party hereby represents, warrants and covenants with and to Lender as follows:

        5.1 Representations in Loan Documents. Each of the representations and warranties made by or on behalf of each Credit Party to Lender in any of the Loan Documents was true and correct when made and in all material respects is true and correct on and as of the date of this Agreement with the same full force and effect as if each of such representations and warranties had been made by such Credit party on the date hereof and in this Agreement.

        5.2 No Event of Default. No Event of Default exists on the date of this Agreement (after giving effect to the consents and amendments to the Loan Documents made by this Agreement).

        5.3 Binding Effect of Documents. This Agreement and the other Loan Documents have been duly executed and delivered to Lender by Borrower and are in full force and effect, as modified hereby and the agreements and obligations of the Credit Parties contained herein constitute legal, valid and binding obliga-tions of the Credit Parties enforceable against the Credit Parties in accordance with their terms.

        5.4 Compliance. In addition to the Events of Default defined in the Loan Documents, failure of any Credit Party to comply with the covenants, conditions and agreements contained herein shall immediately, without further notice or demand of any kind, constitute an Event of Default under the Loan Documents. In addition, Borrower acknowledges, confirms and agrees that the failure to make any payment, when due, in respect of the MARAD Title XI Debt shall constitute an Event of Default.

        5.5 No Conflict, Etc. The execution, delivery and performance of this Agreement by each Credit Party will not violate any requirement of law or contractual obligation of Borrower and will not result in, or require, the creation or imposition of any Lien on any of Credit Party's properties or revenues, except in favor of Lender.

SECTION 6. CONDITIONS TO EFFECTIVENESS OF CERTAIN PROVISIONS OF
           THIS AGREEMENT

        This Agreement shall be effective as of the date first above written, and such effectiveness shall be subject to the receipt by Lender of each of the following, in form and substance satisfactory to Lender:

              (a) an original of this Agreement, duly authorized, executed and delivered by Borrower;

              (b) payment of the fee set forth in Section 7.2 of this Agreement;


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


              (c) payment of the fees and disbursements of counsel to Lender incurred in connection with the preparation, negotiation, execution and delivery of this Agreement and the transactions hereunder; and

              (d) any and all such further instruments and documents as Lender may require to obtain the full benefits of this Agreement and to protect, preserve and maintain Lender' rights in the Collateral.

SECTION 7. PROVISIONS OF GENERAL APPLICATION

        7.1 Effect of this Agreement. Except as modified pursuant hereto, no other changes or modifications to the Loan Documents are intended or implied and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Agreement and the other Loan Documents, the terms of this Agreement shall control. The Loan Agreement and this Agreement shall be read and construed as one agreement.

        7.2 Fee. In consideration of the agreements set forth herein, Borrower shall pay a fee to Lender in the amount of $25,000, which fee shall be fully earned as of the date hereof and payable contemporaneously with the execution of this Agreement.

        7.3 Costs and Expenses. Borrower absolutely and unconditionally agree to pay to the Lender, on demand by the Lender at any time and as often as the occasion therefore may require, whether or not all or any of the transactions contemplated by this Agreement are consummated: all fees and disbursements of any counsel to Lender in connection with the preparation, negotiation, execution, or delivery of this Agreement and any agreements delivered in connection with the transactions contemplated hereby and expenses which shall at any time be incurred or sustained by the Lender or any participant of Lender or any of their respective directors, officers, employees or agents as a consequence of or in any way in connection with the preparation, negotiation, execution, or delivery of this Agreement and any agreements prepared, negotiated, executed or delivered in connection with the transactions contemplated hereby.

        7.4 Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Agreement.

        7.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

        7.6 Survival of Representations and Warranties. All representations and warranties made in this Agreement or any other document furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.



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        7.7   Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

        7.8 Governing Law. This Agreement shall be governed by , construed and enforced in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

        7.9 Counterparts. This Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

          IN WITNESS WHEREOF, this Agreement is executed and delivered as of the day and year first above written.


                                        TRAILER BRIDGE, INC.


                                        By:  /s/ John D. McCown
                                           -------------------------------------
                                        Title:  Chairman/CEO



                                        GENERAL ELECTRIC CAPITAL CORPORATION


                                        By:    /s/ Donald J. Cavanagh
                                           -------------------------------------
                                        Name:  Donald J. Cavanagh
                                        Title: Duly Authorized Signatory